Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Government Properties Income Trust (the “Company”) of the Annual Report on Form 10-K for the year ended December 31, 2016 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ David M. Blackman
Barry M. Portnoy Managing Trustee	David M. Blackman President and Chief Operating Officer

/s/ Adam D. Portnoy	/s/ Mark L. Kleifges
Adam D. Portnoy Managing Trustee	Mark L. Kleifges Chief Financial Officer and Treasurer

Date:    February 22, 2017